UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

IMMUNIC, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 Avenue of the Americas, Suite 200

New York, New York 10036

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Immunic, Inc. (“Immunic” or the “Company”), to be held on June 10, 2021 at 8:30 a.m. Eastern time, virtually via the Internet at https://web.lumiagm.com/276702602. The annual stockholders meeting will be a completely virtual meeting and will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, Immunic, Inc.

Sincerely,

Dr. Daniel Vitt Chief Executive Officer	Dr. Duane Nash Executive Chairman of the Board of Directors

New York, New York

April 27, 2021

IMMUNIC, INC.

1200 Avenue of the Americas, Suite 200

New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m. Eastern time, on June 10, 2021

Place	Virtually via the Internet at https://web.lumiagm.com/276702602. No physical meeting will be held.

Items of Business

(1) To elect Dr. Daniel Vitt and Dr. Duane Nash as Class I Directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.

(3) To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.

(4) To approve our 2021 Employee Stock Purchase Plan.

(5) To ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

(6) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 14, 2021 Only stockholders of record of our common stock as of April 14, 2021 are entitled to notice of and to vote at the annual meeting.
Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 14, 2021. If you are a stockholder of record, you must use your 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in “street name,” you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

Voting

Your vote is very important. You may vote by proxy over the Internet or by telephone by following the instructions on the proxy card or voting instruction card.

For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of the accompanying proxy statement.

By order of the Board of Directors,

Dr. Daniel Vitt
Chief Executive Officer
New York, New York
April 27, 2021

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
PROPOSAL NUMBER 1 ELECTION OF CLASS I DIRECTORS	15
PROPOSAL NUMBER 2 TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION	16
PROPOSAL NUMBER 3 TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON- BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING FUTURE NAMED EXECUTIVE OFFICER COMPENSATION	17
PROPOSAL NUMBER 4 APPROVAL OF 2021 Employee Stock Purchase Plan AND RATIFICATION OF GRANTS THEREUNDER	18
PROPOSAL NUMBER 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Report of the Audit Committee	23
EXECUTIVE OFFICERS	24
EXECUTIVE COMPENSATION	26
RELATED PERSON TRANSACTIONS	32
SECURITY OWNERSHIP	33
OTHER MATTERS	35
PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING	35
Appendix A - 2021 Employee Stock Purchase Plan	37

i

IMMUNIC, INC.
PROXY STATEMENT
For the 2021 Annual Meeting of Stockholders to be held on June 10, 2021

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Immunic, Inc., a Delaware corporation, and any postponements or adjournments thereof. The annual meeting will be held on June 10, 2021 at 8:30 a.m. Eastern time, virtually via the Internet at https://web.lumiagm.com/276702602. No physical meeting will be held.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

What am I voting on?

You are being asked to vote on five proposals:

•	the election of Dr. Daniel Vitt and Dr. Duane Nash as Class I Directors to hold office until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

•	the approval, by non-binding advisory vote, of the resolution approving named executive officer compensation (the “Say on Pay Proposal”);

•	the approval, by non-binding advisory vote, of the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Proposal”);

•	the approval of our 2021 Employee Stock Purchase Plan; and

•	the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason Dr. Vitt and Dr. Nash are not available as candidates for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of Dr. Vitt and Dr. Nash;

•	“FOR” the Say on Pay Proposal;

•	For “THREE YEARS” as the preferred frequency of the Say When on Pay Proposal;

•	“FOR” the approval of our 2021 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 14, 2021, the record date, are entitled to vote at the annual meeting. As of the record date, there were 21,749,439 shares of our common stock issued and outstanding, held by 35 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I attend the annual meeting?

You may attend the annual meeting online, including to vote and/or submit questions during the meeting, by logging in at https://web.lumiagm.com/276702602. The virtual annual meeting will begin at approximately 8:30 a.m. Eastern time, with log-in beginning at approximately 8:15 a.m. on June 10, 2021. To participate in the virtual annual meeting, you will need the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the annual meeting. However, even if you plan to attend the virtual annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote electronically at the annual meeting. See above in “How can I attend the annual meeting?”

•	You may vote by telephone. To vote over the telephone, dial toll-free 1 (800) 776-9437 using a touch-tone telephone and follow the recorded instructions. Have your proxy card in hand when you call. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 9, 2021.

•	You may vote via the Internet. To vote via the Internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you visit the website. You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern time, on June 9, 2021.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attn: Corporate Secretary; or

•	attending the annual meeting and voting electronically. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by, and on behalf of, our board of directors. The persons named in the proxy, Glenn Whaley, our Principal Financial and Accounting Officer, and Dr. Manfred Gröppel, our Chief Operating Officer, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy for us to hold and transact business at the annual meeting. On the record date, there were 21,749,439 shares outstanding and entitled to vote. Thus, the holders of at least 10,874,720 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” (as explained below) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the meeting may be adjourned to another date by the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote thereat.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine.” There is at least one “routine” matter to be voted upon at the meeting relating to the ratification of Baker Tilly as our independent auditors for the year ended December 31, 2021. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine,” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 5) is considered routine under applicable federal securities rules. All other proposals are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (Proposals No. 2, 3, 4 and 5). However, because the outcome of Proposal No. 1 (election of a director) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class I Directors. The election of Dr. Vitt and Dr. Nash requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that if Dr. Vitt and Dr. Nash receive a single vote, they will be elected as Class I Directors. You may vote “FOR” or “WITHHOLD” for Dr. Vitt and Dr. Nash. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent Dr. Vitt and Dr. Nash from being elected as directors. Shares voted “WITHHOLD” will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Approval, on an advisory basis, of the Say on Pay Proposal. The approval, on an advisory basis, of the Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Proposal No. 3: Approval, on an advisory basis, of the Say When on Pay Proposal. The approval, on an advisory basis, of the Say on When on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote for the frequency of the Say When on Pay Proposal as “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or you may vote “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Proposal No. 4: Approval of 2021 Employee Stock Purchase Plan. The approval of our 2021 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Proposal No. 5: Ratification of Appointment of Baker Tilly. The ratification of the appointment of Baker Tilly requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of Dr. Vitt and Dr. Nash;

•	“FOR” the Say on Pay Proposal;

•	For “THREE YEARS” as the preferred frequency of the Say When on Pay Proposal;

•	“FOR” the approval of our 2021 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in “street name” for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on the sole “routine” matter - Proposal No. 5 relating to ratifying the appointment of Baker Tilly. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of a director.

How can I contact Immunic’s transfer agent?

You may contact our transfer agent by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at 1 (800) 937-5449.

How are proxies solicited for the annual meeting, and who is paying for such solicitation?

This year we are furnishing our proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to Securities and Exchange Commission (“SEC”) rules. On April 27, 2021, we mailed to our stockholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email or phone.

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of Notices?

If you receive more than one set of Notices, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials, you may contact us as follows:

Immunic, Inc.
Attention: Investor Relations
1200 Avenue of the Americas, Suite 200

New York, New York 10036
(858) 673-6840

Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Eastern time, at our corporate headquarters located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled Proposals of Stockholders for 2022 Annual Meeting in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2022 annual meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors (“board”) is currently composed of seven members. With the exception of Dr. Nash, Mr. Phillips and Ms. Howson, all of our current directors began their service in April 2019 in connection with the stock-for-stock exchange transaction between the Company (then known as Vital Therapies, Inc.) and Immunic AG (the “Exchange Transaction”). Five of the seven directors that currently comprise our board are “independent directors” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). Our board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a term of three years to succeed the class of directors whose terms are then expiring.

The following table sets forth the names, ages, and certain other information for the director with a term expiring at the annual meeting (who is also a nominee for election as a director at the annual meeting) and for each of the continuing members of our board. All information is as of April 14, 2021.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Dr. Daniel Vitt	I	52	Director, Chief Executive Officer, President	2019	2021	2024
Dr. Duane Nash	I	50	Executive Chairman of the Board	2019	2021	2024
Continuing Directors
Dr. Jörg Neermann	II	54	Director	2019	2022	-
Mr. Barclay Phillips	II	58	Director	2019	2022	-
Ms. Tamar Howson	II	72	Director	2019	2022	-
Mr. Jan Van den Bossche	III	43	Director	2019	2023	-
Dr. Vincent Ossipow	III	52	Director	2019	2023	-

Nominees for Director

Dr. Daniel Vitt. Dr. Vitt is our Chief Executive Officer and a member of the board, positions he has held since April 2019. He is also managing director of Immunic Research GmbH in Halle (Saale). He joined Immunic in January 2017 from 4SC AG, a publicly listed stock company based in Martinsried, Germany, which he co-founded in 1997. At 4SC, he served as Chief Scientific Officer (CSO) and Chief Development Officer (CDO). As a member of the executive board, he was responsible for all research and development activities at 4SC group including four clinical stage products. Dr. Vitt studied chemistry in Siegen and Würzburg, Germany from 1989 to 1994 and graduated from the University of Würzburg. During his doctoral studies, he focused on the molecular design of small molecule therapeutics. In 1998, he received his Ph.D. from the Institute of Organic Chemistry at the University of Würzburg. We believe that Dr. Vitt’s extensive senior management experience in the life sciences industry, including as the Company’s Chief Executive Officer, qualify him to serve as a member of our board.

Dr. Duane Nash. Dr. Nash has been a member of the Board since January 2019 and has served as Chairman of the Board of Directors since April 2019, and as Executive Chairman since April 2020. Dr. Nash joined the Company in 2012, prior to the Exchange Transaction and has held various leadership roles in the Company, including Medical Director, Executive Vice President, Chief Business Officer, President, and Chief Executive Officer, a position he held until April 2019. Prior to joining the Company, Dr. Nash held various positions at Wedbush PacGrow Life Sciences, an investment bank, where he was employed from March 2009 to March 2012, serving most recently as Senior Vice President in Equity Research. Before that, he was a research analyst at Pacific Growth Equities, an investment bank, from April 2008 through March 2009, which was subsequently acquired by Wedbush Securities, Inc. Dr. Nash also practiced as an attorney from November 2002 to February 2008, most recently at the law firm of Davis Polk, where he focused on intellectual property litigation and corporate matters. Dr. Nash served on the board of directors of Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO), from 2012 to 2017, and Akebia Therapeutics (Nasdaq: AKBA) from 2013 to 2018. Dr. Nash earned a B.A. in biology from Williams College, an M.D. from Dartmouth Medical School, a J.D. from the University of California, Berkeley, and an M.B.A. from the University of Oxford. Dr. Nash completed his internship in general surgery at the University of California at San Francisco. We believe that Dr. Nash’s expertise and experience as a director and his service in various executive capacities for the Company, along with his extensive experience as an executive, research analyst and attorney, qualify him to serve as a member of our board.

Continuing Directors

Dr. Vincent Ossipow. Dr. Vincent has been a member of the Board since April 2019. Dr. Ossipow is a Partner at Omega Funds. Dr. Ossipow joined Omega Funds, which manages Immunic’s current shareholder, Global Life Bioventure V S.à r.l., in 2014 and subsequently joined NeoMed in 2017. Previously, Dr. Ossipow worked with Sectoral Asset Management, a healthcare institutional investor, as a partner for private investments. From 2000 to 2006 he was a research fellow at the University of Geneva, studying the molecular basis of brain function, and acted as Sectoral Asset Management’s Chief Scientific Officer during this period. Previously, he worked at Pictet Bank as a research analyst for biotechnology equities and as a co-manager of the Pictet Biotech Fund, a biotech-equities listed investment vehicle. Dr. Ossipow trained as a postdoctoral fellow in Geneva (Hoffman-La-Roche and Human Frontier Science Program fellow) and at the National Cancer Institute in Bethesda, MD. He completed a Certificate in International Finance and Global Markets at the Georgetown University School of Business and holds an M.S. in computational sciences, an M.S. in molecular biology, and a Ph.D. in molecular biology, all from the University of Geneva. Dr. Ossipow holds a CFA designation (Chartered Financial Analyst) from the CFA Institute. We believe that Dr. Ossipow’s extensive experience as a biotechnology investor and analyst, along with his financial and commercial expertise in the biotechnology industry, enable him to contribute important insights to our board on strategic leadership and financial matters and qualify him to serve on our board.

Jan Van den Bossche. Mr. Van den Bossche has been a member of the Board since April 2019. Mr. Van den Bossche is a partner at Immunic’s current shareholder, Fund+ N.V. He holds a master’s degree in applied economic sciences from the KULeuven, Belgium. He worked for more than 12 years as a biotech analyst at Petercam. He was involved in several public and private transactions of Belgian and Dutch Biotech companies, such as ThromoboGenics, Tigenix, UCB, AMT (Uniqure), IBA, MDxHealth. Before Mr. Van den Bossche joined Fund+, he was part of the investor relations team at the Dutch life sciences and materials sciences company DSM for more than two years. We believe that Mr. Van den Bossche’s past experience as a biotech analyst and his experience with public and private transactions qualify him to serve as a member of our board.

Tamar Howson. Ms. Howson has been a member of the Board since October 2019. Ms. Howson is currently an Independent Director at MEI Pharma, Inc., and Cue Biopharma, Inc. and was until recently an Independent Director at Organovo Holdings, Inc. and Scientus Pharma. Earlier, she was a Senior Advisor on the transaction team at JSB-Partners, providing business development support to life sciences companies. Before that, she served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, Inc. Prior, Ms. Howson was Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb Company, responsible for worldwide oversight and management of the identification, evaluation and negotiation of mergers and acquisitions, licensing and other external alliance activities. Additionally, Ms. Howson spent nearly a decade at SmithKline Beecham, where she served as Senior Vice President and Director, Business Development and managed the company’s USD 100 million venture capital fund, SR One. We believe that Ms. Howson’s extensive experience in corporate and business development in the biotechnology and pharmaceutical industries qualify her to serve as a member of our board.

Dr. Jörg Neermann. Dr. Neermann has been a member of the Board since April 2019. Until the end of 2020, Dr. Neermann worked for Life Sciences Partners (“LSP”) and was the managing director of LSP Services Deutschland GmbH, which provides management services for LSP V Coöperatieve U.A., one of the Company’s stockholders. He joined LSP in 2007. Dr. Neermann’s prime focus and responsibility within LSP was to invest in unlisted securities. Prior to joining LSP, Dr. Neermann was the managing director of Deutsche Venture Capital, a venture capital and private equity division of Deutsche Bank, where he ran its healthcare investment franchise. Previously, he worked at Atlas Ventures in Germany where he also invested in the healthcare sector. Dr. Neermann has a strong scientific background and hands-on finance and investment expertise and has served on the boards of numerous European biotech and life science companies. Dr. Neermann is currently a director at Vivoryon N.V., a German biotech company that went public on Euronext Amsterdam in 2014 and is active in the development of novel, disease-modifying therapeutics against Alzheimer’s disease. Dr. Neermann studied biotechnology at the Technical University of Brunswick, Germany, and MIT in Cambridge, USA, and holds a Master’s degree and a Ph.D. in biotechnology from the Technical University in Brunswick, Germany. He also studied economics at the Technical University in Brunswick, Germany, and Harvard Business School. We believe that Dr. Neermann is qualified to serve on our board due to his scientific background and extensive experience as an investor in the biotechnology and healthcare industries, which enable him to contribute important insights to our board on strategic leadership and drug commercialization matters.

Barclay Phillips. Mr. Phillips has been a member of the Board since November 2019. Mr. Phillips is currently the Chief Operating Officer and Chief Financial Officer of Ribometrix, Inc., a discovery stage biotechnology company developing RNA-targeted small molecule therapeutics. From 2008 to May 2019, Mr. Phillips served as the Chief Financial Officer for three separate NASDAQ listed, development stage biotechnology companies; G1 Therapeutics, Inc. (GTHX), Novavax (NVAX) and Micromet (acquired by Amgen in 2012 for $1.2B). In addition to carrying the CFO role, Mr. Phillips also held the title of SVP Corporate Development at G1 Therapeutics. During his tenure as CFO, Mr. Phillips was responsible for all finance and accounting functions, financing strategy (successfully raising over $1.4B), Wall Street and investor relations, public relations and corporate strategy and corporate development. Prior to his CFO experience, Mr. Phillips had extensive experience in life science venture investing and public market investing, serving for 9 years as the Managing Director of Vector Fund Management, a late-stage life sciences venture capital fund with over $250 million in committed capital and approximately 30 venture investments in biotechnology, medical technology and healthcare services companies. In addition, Mr. Phillips was Biotechnology Analyst and Director of Venture Investments for INVESCO Funds group, a no-load mutual fund family with a healthcare sector fund franchise totaling over $3.5 billion in assets under management. Mr. Phillips has served on the boards of several public and private companies, including roles as Audit Chair and Chair of the Nominating and Corporate Governance committees. He received a Bachelor of Arts degree in economics from the University of Colorado at Boulder. We believe that Mr. Phillips’ significant expertise in the areas of financing strategy, capital markets, and business development for multiple, Nasdaq-listed life science companies qualify him to serve as a member of our board.

Director Independence

The listing rules of Nasdaq require us to maintain a board comprised of a majority of independent directors, as determined affirmatively by our board. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board has determined that none of Ms. Howson, Dr. Neermann, Dr. Ossipow, Mr. Phillips and Mr. Van den Bossche, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules. Dr. Nash and Dr. Vitt are not currently considered independent directors because of their positions as our Executive Chairman and Chief Executive Officer, respectively.

In making these determinations, our board considered the relationships that each non-employee director has with us and all other facts and circumstances our board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board is currently chaired by Dr. Nash. Our board believes that the Company and its stockholders are currently best served by this leadership structure. As Executive Chairman, Dr. Nash promotes unified leadership and direction for our board and management and provides the critical leadership necessary for carrying out our strategic initiatives. Dr. Nash, together with our board’s strong committee system and independent directors, allows our board to maintain effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe our current board leadership structure enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Role of Board in Risk Oversight Process

Our board has an active role, as a whole and also at the committee level, in overseeing risk management. Our board is responsible for general oversight and regular review of risk management, including financial, strategic, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and governance committee is responsible for overseeing our corporate governance practices and the management of risks associated with board independence and potential conflicts of interest. Although each committee is responsible for evaluating and overseeing the management of certain risks, the entire board is regularly informed through discussions from committee members about such risks. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2020, our board held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board on which he or she served during the periods that he or she served.

Our board has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board is described below.

Audit Committee

Our audit committee members currently consist of Mr. Phillips, Mr. Van den Bossche and Dr. Neermann. Mr. Phillips serves as the chairman. Each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Phillips and Mr. Van den Bossche each qualify as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfy the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent auditors;

•	approves the hiring, discharging and compensation of our independent auditors;

•	approves engagements of the independent auditors to render any audit or permissible non-audit services;

•	reviews the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews the adequacy and effectiveness of our internal controls;

•	reviews our policies with respect to risk assessment and risk management;

•	reviews and monitors our policies and procedures relating to related person transactions; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Our audit committee operates under a written charter approved by our board and that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on the corporate governance section of our website, which is located at http://ir.imux.com. Our audit committee held four meetings during 2020.

Compensation Committee

The members of our compensation committee are Ms. Howson, Dr. Neermann and Mr. Phillips. Ms. Howson is currently the chairman of our compensation committee. Our board has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends for board approval policies, plans and arrangements relating to compensation and benefits of our officers and employees;

•	reviews and recommends for board approval corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations;

•	reviews and discusses with management the compensation disclosures required by SEC rules;

•	engages a compensation consultant, legal counsel or other external advisors to advise on executive compensation and assess the independence of executive officers in accordance with Nasdaq;

•	evaluates whether any compensation consultant, legal counsel or other external advisor has a conflict of interest in accordance with the SEC rules; and

•	prepares the annual compensation committee report required by SEC rules.

Our compensation committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our compensation committee held three meetings during 2020.

Nominating and Governance Committee

The members of our nominating and governance committee are Mr. Van den Bossche and Dr. Ossipow. Dr. Ossipow is the chairman of our nominating and governance committee. Our board has determined that each member of our nominating and governance committee is independent under the Nasdaq listing rules.

Our nominating and governance committee oversees and assists our board in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of our board and its committees;

•	assesses the performance of members of our board and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board membership and conducts searches for potential members of our board; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee operates under a written charter approved by our board which satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website at http://ir.imux.com. Our nominating and governance committee held one meeting during 2020.

Compensation Committee Interlocks and Insider Participation

None of the current or past members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our compensation committee or our board.

Considerations in Evaluating Director Nominees

In its evaluation of director candidates, including the member or members of the board eligible for reelection, our nominating and governance committee will consider the following:

•	The current size and composition of our board and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and the like. Our nominating and governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our nominating and governance committee may consider appropriate.

The nominating and governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The nominating and governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and governance committee believe that it is essential that members of our board represent diverse viewpoints. Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest levels of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board the director nominee. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board has the final authority in determining the selection of director candidates for nomination to our board.

Requirements for Stockholder Recommendations of a Candidate to our Board

It is the policy of our nominating and governance committee to consider recommendations for candidates to our board from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and personal references. Further details are set forth below in “Proposals of Stockholders for 2022 Annual Meeting.”

Our nominating and governance committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to Immunic, Inc., Attention: Corporate Secretary, 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Our corporate secretary monitors these communications and will provide a summary of all received messages to the board at each regularly scheduled meeting of the board. Our board generally meets on a quarterly basis. Where the nature of a communication warrants, our corporate secretary may determine, in his judgment, to obtain the more immediate attention of the appropriate committee of the board, non-management directors, independent advisors or our management, as our corporate secretary considers appropriate.

Our corporate secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and governance committee. This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board at annual meetings of stockholders. We encourage, but do not require, directors to attend. All of our board members serving at the time of our 2020 annual meeting attended our 2020 annual meeting.

Code of Business Conduct and Ethics

Our board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A copy of the code of business conduct and ethics is available on the corporate governance section of our website, which is located at http://ir.imux.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Employee, officer and director hedging

Our board has adopted a written insider trading policy applicable to all directors, officers and employees. Subject individuals are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, including any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Director Compensation Policy

Cash Compensation

Under our outside director compensation policy, all non-employee directors are entitled to receive the following cash compensation for their services:

•	each non-employee director receives an annual base retainer of $37,500 except that the non-executive Chairman of the Board receives an annual base retainer of $67,500;

•	in addition to the annual base retainer, the chairman of our audit committee receives an annual fee of $15,000 and other members of our audit committee receive an annual fee of $7,500; and

•	in addition to the annual base retainer, the chairman of each of our other committees receives an annual fee of $10,000 and other members of our other committees receive an annual fee of $5,000.

All cash payments to non-employee directors are paid quarterly in arrears. We also reimburse our directors for their reasonable expenses incurred in connection with attending board and committee meetings.

Equity Compensation

In addition to cash compensation, our non-employee directors are also entitled to equity awards under our outside director compensation policy. Each new non-employee director who first joins us is granted an initial award of a non-statutory stock option to purchase 20,000 shares of Company common stock. In addition, on the date of each annual meeting of stockholders, each non-employee director who has been a non-employee director for 6 months or more on the date of the annual meeting is granted an annual award of a non-statutory stock option to purchase 10,000 shares of Company common stock. The initial award vests in 36 monthly installments subject to the director’s continued service with the Company. The annual award vests in full on the earlier to occur of the one-year anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject in each case to continued service with the Company.

Director Compensation

Our compensation committee retained Aon Hewitt to provide recommendations on non-employee director compensation based on an analysis of market data compiled from comparable companies in the biotechnology industry. The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jan Van den Bossche	47,500	184,500	—	232,000
Tamar Howson	45,000	184,500	—	229,500
Dr. Jörg Neermann	47,500	184,500	—	232,000
Dr. Vincent Ossipow	45,000	—	—	45,000
Barclay Phillips	51,250	184,500	—	235,750
(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 9 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

PROPOSAL NUMBER 1

ELECTION OF CLASS I DIRECTORS

Our board of directors is currently composed of seven directors and is divided into three staggered classes of directors. At the annual meeting, two Class I Directors will be elected to our board of directors by the holders of our common stock. Each director’s term continues until our 2024 annual meeting and the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and governance committee recommended for nomination and our board of directors nominated Dr. Vitt and Dr. Nash for election as Class I Directors at the annual meeting. If elected, they will serve as Class I Directors until the 2024 annual meeting and until their respective successors are duly elected and qualified. For more information concerning Dr. Vitt and Dr. Nash, please see the section entitled “Board of Directors and Corporate Governance.”

Dr. Vitt and Dr. Nash have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event that either of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominees who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The Class I Directors elected to the board of directors will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, if Dr. Vitt and Dr. Nash receive a single “FOR” vote, they will be elected as Class I Director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Vitt and Dr. Nash. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of Dr. Vitt and Dr. Nash as Class I Directors.

PROPOSAL NUMBER 2

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is asking its stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following advisory resolution is submitted for stockholder vote at the annual meeting:

RESOLVED, that the stockholders of Immunic, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables regarding named executive officer compensation and the narrative disclosures that accompany the compensation tables.

Although the “say-on-pay” vote is non-binding, the board of directors and the compensation committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Required Vote

The Say on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval of the non-binding advisory resolution approving the Company’s Named Executive Officer compensation.

PROPOSAL NUMBER 3

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON- BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING FUTURE NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 2 above, the Company is asking its stockholders to vote on a non-binding advisory resolution on named executive officer compensation and the Company will provide this type of advisory vote at least once every three years. Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, in this Proposal 3, the Company is asking its stockholders to vote on the frequency of future non-binding advisory votes on named executive officer compensation.

The board of directors believes that an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future non-binding advisory votes on named executive officer compensation to occur every three years. While our named executive officer compensation programs are designed to promote a long-term connection between pay and performance, and the board of directors recognizes that named executive officer compensation disclosures are made annually, the rules of the Securities and Exchange Commission permit the Company to solicit this advisory vote only every three years and the Company believes that management time and attention is better served by soliciting this advisory vote only every three years.

Pursuant to this non-binding advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the board of directors’ recommendation. The vote is non-binding on the board of directors. Nevertheless, the board of directors and the compensation committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The Say When on Pay Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote for the frequency of the Say When on Pay Proposal as “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or you may vote “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal

Board Recommendation

Our board of directors recommends a vote for “THREE YEARS” as the preferred frequency of the non-binding advisory resolution approving the Company’s Named Executive Officer compensation.

PROPOSAL NUMBER 4

APPROVAL OF 2021 Employee Stock Purchase Plan AND RATIFICATION OF GRANTS THEREUNDER

The board has adopted the 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), and recommends it for stockholder approval. The purpose of the Employee Stock Purchase Plan is to provide eligible employees an opportunity to become owners of the Company by purchasing through payroll deductions shares of our authorized common stock, par value $0.0001 (“Company Stock”). We believe that the Employee Stock Purchase Plan is a valued benefit for our eligible employee base. We believe that allowing employees to purchase shares of our common stock through the Employee Stock Purchase Plan can help motivate high levels of performance, provide an effective means of encouraging employee commitment to our success, and aid in recruiting new employees.

We intend for the Employee Stock Purchase Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Participation in the Employee Stock Purchase Plan is within the discretion of each employee. Upon stockholder approval, the Employee Stock Purchase Plan will be effective as of July 1, 2021. The first accumulation period under the Employee Stock Purchase Plan is expected to commence on July 1, 2021.

The maximum aggregate number of shares of Company Stock that may be purchased under the Employee Stock Purchase Plan is 200,000. The full text of the Employee Stock Purchase Plan is set forth in Appendix A. The following is a summary description of certain features of the Employee Stock Purchase Plan. This summary description is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan.

Summary of the Employee Stock Purchase Plan

Administration

The Employee Stock Purchase Plan will be administered by the board, or a committee (“Committee”) appointed by the board, which may be the board’s compensation committee. If formed, the Committee will consist of at least one board member, but may additionally consist of individuals who are not members of the board. The board or Committee administering the Employee Stock Purchase Plan (“Administrator”) has authority to construe and interpret the Employee Stock Purchase Plan and to establish rules and regulations for the administration of the Employee Stock Purchase Plan.

Eligibility

Eligible employees of the Company or a participating subsidiary may participate in the Employee Stock Purchase Plan. One is an eligible employee for an accumulation period if he or she is an employee of the Company or a participating subsidiary both on the date determined by the Employee Stock Purchase Plan administrator that enrollment forms must be received for an accumulation period and on the first day of the accumulation period. Notwithstanding the preceding sentences, an employee is not eligible to participate in the Employee Stock Purchase Plan if on the first day of the accumulation period (1) such employee is a member of a collective bargaining unit whose benefits were the subject of good faith bargaining; (2) such employee is customarily employed 20 or less hours per week or five months or less per year; or (3) such employee is an employee of a participating subsidiary who is a resident of a foreign jurisdiction and (i) participation is prohibited under the laws of such foreign jurisdiction or (ii) compliance with the laws of such foreign jurisdiction would violate the Code. An employee is also not eligible to participate if on the first trading day of the accumulation period the employee owns, or holds options or other rights to acquire, 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. As of December 31, 2020, there were approximately 28 employees that would be eligible to participate in the Employee Stock Purchase Plan.

Shares Available for Issuance

As noted above, the maximum aggregate number of shares of Company Stock that may be issued under the Employee Stock Purchase Plan is 200,000 shares.

Enrollment Dates, Accumulation Periods and Purchase Dates

The accumulation periods under the Employee Stock Purchase Plan will generally be a specified one-year period, or such other period, not to exceed twenty-seven (27) months, as determined by the Administrator. The initial accumulation period is expected to commence on July 1, 2021. The first trading day of each accumulation period is the enrollment date, which is the date as of which eligible employees are granted contractual rights to purchase shares of Company Stock under the Employee Stock Purchase Plan. Payroll deductions may be made during the accumulation period by eligible employees electing to participate as described below. The last trading day of each accumulation period will be the Company Stock purchase date (unless the Administrator selects a different date) and on such date any contractual rights remaining outstanding will be deemed to be exercised and shares of Company Stock will be purchased, as described below.

Participation in the Employee Stock Purchase Plan

An eligible employee may become a participant in the Employee Stock Purchase Plan by submitting an enrollment form, and payroll deductions for such employee will begin as soon as administratively feasible after such form is received in good order, subject to compliance with such policies, rules and procedures as we may establish in connection therewith.

As of each purchase date (which is the last trading day of an accumulation period as stated above), an employee’s payroll deductions made during the accumulation period and not withdrawn by the employee or otherwise paid to the employee are used to buy shares of Company Stock. The per share purchase price on the purchase date is 85% of the lower of (1) the fair market value of a share of Company Stock on the purchase date, or (2) the fair market value of a share of Company Stock on the first trading day of the accumulation period.

An employee will not be permitted to purchase more than 25,000 shares of Company Stock on any purchase date, or such lower maximum number as may be determined by the Administrator. An employee’s right to purchase shares under the Employee Stock Purchase Plan in any calendar year cannot exceed $25,000, as measured by the fair market value of such shares (determined for each accumulation period as of the first trading day of the accumulation period).

An employee can invest any amount from 1% to 15% of his or her base earnings in Company Stock through payroll deductions under the Employee Stock Purchase Plan. Payroll deductions are credited to recordkeeping accounts. No earnings are credited to the accounts.

Withdrawal from the Employee Stock Purchase Plan, Cessation of Payroll Deductions, Mandatory Cessation of Participation

An employee may withdraw from the Employee Stock Purchase Plan in full (but not in part) during any accumulation period by delivering a notice of withdrawal to us (in a manner prescribed by the Administrator) at any time prior to the first day of the last calendar month immediately preceding the purchase date for such accumulation period, or at such shorter time in advance of the purchase date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the employee’s account will not be used to purchase shares, but will instead be distributed to the employee as soon as administratively practical, and the employee’s payroll deductions will cease as soon as administratively practical.

An employee also may cease payroll deductions as of the last day of any month during the accumulation period by delivering a notice of cessation to us at the time and in the manner prescribed by the Administrator. Unless the employee also withdraws from the Employee Stock Purchase Plan as described in the preceding paragraph, the employee’s accumulated payroll deductions will be applied to purchase shares of Company Stock on the purchase date as described above.

Participation in the Employee Stock Purchase Plan immediately terminates when an employee ceases to be an eligible employee for any reason, including voluntary or involuntary termination of employment. Upon the termination of an employee’s participation in the Employee Stock Purchase Plan, all accumulated payroll deductions of the employee will be returned to the employee.

Amendment and Termination

The board or the compensation committee may change, modify or amend any provision of the Employee Stock Purchase Plan and may terminate the Employee Stock Purchase Plan at any time. Under certain circumstances, an amendment to the Employee Stock Purchase Plan may require the approval of our stockholders. In addition, tax advantages under the Code as discussed below (see “Certain Federal Income Tax Consequences Relating to the Employee Stock Purchase Plan”) will continue to be available only if we obtain stockholder approval of any amendment to the Employee Stock Purchase Plan relating to the aggregate number of shares available under the Employee Stock Purchase Plan or to the employees eligible to enroll in the Employee Stock Purchase Plan. Certain amendments to the Employee Stock Purchase Plan may be made by the Administrator.

Adjustments Upon Certain Changes

In the event of any Company Stock dividend or stock split, or a reorganization, recapitalization, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in our structure, the shares subject to an employee’s election to purchase Company Stock during an accumulation period will be adjusted and the aggregate number and kind of shares available under the Employee Stock Purchase Plan and the purchase price of shares will also be adjusted, in each case to the extent deemed appropriate by the Administrator. Generally, if a dissolution or liquidation of the Company occurs during an accumulation period, any rights an employee has to acquire Company Stock under the Employee Stock Purchase Plan will be terminated, but an employee will have the right to acquire Company Stock before the dissolution or liquidation.

Certain Federal Income Tax Consequences Relating to the Employee Stock Purchase Plan

The following summary of the income tax consequences of the Employee Stock Purchase Plan is based on current provisions of the Code and regulations thereunder. The summary does not address tax rates or state or local income taxes or taxes in jurisdictions other than the United States, nor does it address employment tax.

Enrollment or Purchase of Company Stock under the Employee Stock Purchase Plan. No federal income tax consequences arise at the time of an employee’s enrollment in the Employee Stock Purchase Plan or upon the purchase of Company Stock under the Employee Stock Purchase Plan. However, as discussed below, if an employee disposes of Company Stock acquired under the Employee Stock Purchase Plan, such employee will have the federal income tax consequences described below in the year such employee disposes of the stock. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash. Whenever an employee transfers any shares of Company Stock in a manner which may constitute a disposition, such employee must promptly advise the Secretary of the Company of the facts concerning that transfer.

Early Dispositions. If an employee disposes of Company Stock purchased under the Employee Stock Purchase Plan within two years after the first trading day of an accumulation period or within one year after the shares of Company Stock are transferred to such employee or to an account in such employee’s name (the “Tax Holding Period”), such employee will recognize compensation income in the year of disposition in an amount equal to the excess of (A) the lesser of the fair market value of the Company Stock on the purchase date or the proceeds from the sale or exchange of the shares over (B) the price such employee paid for the Company Stock. The Company must report such compensation as taxable ordinary income to the Internal Revenue Service on such employee’s annual Form W-2. The amount, if any, that is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for that Company Stock for federal income tax purposes. If the disposition of the Company Stock involves a sale or exchange, such employee generally may also realize a short-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange of the shares.

Later Dispositions. If an employee disposes of Company Stock purchased under the Employee Stock Purchase Plan on a date after the Tax Holding Period, or if such employee dies at any time while owning Company Stock, such employee (or such employee’s estate) will have included in such employee’s compensation as taxable ordinary income in the year of disposition or death, an amount equal to the lesser of

(1)	the excess of the fair market value of the Company Stock on the first trading day of the accumulation period over the purchase price paid by such employee (or the employee’s estate) for the shares, or
(2)	the excess of the fair market value of the Company Stock on the date of disposition or death over the purchase price paid by such employee (or the estate) for the shares.

The amount which is taxable as ordinary income is added to the cost basis of that Company Stock for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the Company Stock and the ordinary income recognized from the formula above. If the disposition of the Company Stock involves a sale or exchange, such employee will also realize a long-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange of the shares.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition during the Tax Holding Period (an early disposition).

Required Vote

The approval of our 2021 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval of our 2021 Employee Stock Purchase Plan.

PROPOSAL NUMBER 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021.

Notwithstanding such appointment and even if our stockholders ratify such appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Baker Tilly to our stockholders because we value our stockholders’ views on such appointment and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider appointing another independent registered public accounting firm. A representative of Baker Tilly is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us by Baker Tilly, our principal accountant. All fees below were pre-approved by the audit committee:

	Fiscal Year Ended
	2020 ($)	2019 ($)
Audit Fees (1)	272,000	533,002
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	144,000	94,000
Total Fees	416,000	627,002
(1)	Audit fees consist of fees incurred for professional services by Baker Tilly for audit and quarterly reviews of our financial statements, reviews of our registration statements on Form S-3 and Form S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Represents fees related to issuance of comfort letters.

Auditor Independence

In 2020, there were no other professional services provided by Baker Tilly that would have required our audit committee to consider their compatibility with maintaining the independence of Baker Tilly.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of Baker Tilly for 2020 and 2019 described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2021.

Report of the Audit Committee

The audit committee (which, as of the date below, is composed of the undersigned directors) is a committee of the board of directors comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on Immunic’s web site at http://ir.imux.com/documents-and-charters. The audit committee held four meetings during fiscal year 2020. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, the Company, and the Company’s independent auditor. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and its performance on an annual basis.

With respect to our financial reporting process, our management is responsible for (i) establishing and maintaining internal controls and (ii) preparing our consolidated financial statements. our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. Specifically, the audit committee is responsible for the appointment, compensation, and general oversight of the external auditor, as well as fee negotiations with the external auditor. It is not the responsibility of the audit committee to prepare Immunic’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2020 with the management of Immunic;

•	discussed with Baker Tilly the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, section 380), and as adopted by the PCAOB in Rule 3200T; and

•	received the written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the audit committee concerning independence, and has discussed with Baker Tilly its independence.

Based on the audit committee’s review of our audited financial statements and the various discussions with management and Baker Tilly, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Barclay Phillips, Chair

Jan Van den Bossche

Dr. Jörg Neermann

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Immunic and other biographical information as of April 14, 2021, are set forth below. There are no family relationships among any of our directors and executive officers.

Name	Age	Position
Dr. Daniel Vitt	52	Chief Executive Officer, President, Director
Dr. Manfred Gröppel	52	Chief Operating Officer
Dr. Hella Kohlhof	48	Chief Scientific Officer
Dr. Andreas Muehler	57	Chief Medical Officer
Glenn Whaley	53	Principal Financial and Accounting Officer

Dr. Manfred Gröppel. Manfred Gröppel, Ph.D., joined Immunic in April 2016. As part of the senior management team, he has been serving as Chief Operating Officer and, until April 2019, acting Chief Financial Officer, leading functional responsibility for accounting, finance, risk management and legal. From April 2016 to December 2016, he served as Immunic’s interim Chief Executive Officer. Previously, he was Head of Business Development at 4SC AG, where he managed worldwide business development activities since 2001 and served as project leader of the development team for IMU-838. Prior to joining 4SC, Dr. Gröppel held various positions at Tripos Inc., where he managed business development activities in Central and South Europe, Scandinavia and Israel. He also worked at the Research Center Siemens from 1994 to 1997. Dr. Gröppel brings to Immunic more than 20 years of business development leadership and a strong scientific background in drug discovery, product development, manufacturing processes, chemistry, manufacturing and controls (CMC) and project valuation. Dr. Gröppel’s successful track record of licensing transactions in the healthcare industry, worldwide, totals more than 300 million USD and includes Yakult Honsha’s acquisition of resminostat, Link Health’s acquisition of 4SC-205, out-licensing the APAC rights for resminostat to Menarini, and the acquisition of eight oncology projects from Altana. Recently, he successfully negotiated an option and licensing agreement for Immunic’s IMU-856 with Daiichi Sankyo. Dr. Gröppel studied chemistry at the University Erlangen-Nuremberg, Germany and received his doctorate in chemistry from the Institute of Organic Chemistry, University Erlangen-Nuremberg. He has been a guest speaker at several national and international conferences and has been awarded several patents.

Dr. Hella Kohlhof. Dr, Kohlhof joined Immunic in 2017. She studied biology in Aachen, Gothenborg (Sweden) and Munich and received her Doctorate in Biology form the Ludwig Maximiliams University of Munich (Germany). During her Ph.D. and post-doctoral position at the Institute of Clinical Molecular Biology and Tumor Genetics at the Helmholtz Centre in Munich, she worked on the normal and malignant B cell development influenced by Notch and Epstein Barr Virus mediated signaling. In 2008 she joined 4SC AG as a research scientist and group leader and established the research laboratory for translational pharmacology. She worked on 4SC’s preclinical and clinical stage projects from the oncology and immunology field, including IMU-838 and IMU-366. From 2011 on Dr. Kohlhof was responsible for the management and development of 4SC’s epigenetic clinical stage small molecule inhibitor 4SC-202. In early 2015, as Director of Development Projects, she took over responsibility for the complete development portfolio of 4SC AG. Dr. Kohlhof has a strong scientific background in the immunology and oncology field and is experienced in drug development, preclinical and translational pharmacology, clinical trial design and bio-marker development.

Dr. Andreas Muehler. Dr. Muehler joined Immunic in August 2016. Dr. Muehler received his medical degree (MD) from Humboldt-University in Berlin, Germany, and an MBA degree from Duke University. After a short period in clinical work, Dr. Muehler has worked within the pharmaceutical industry since 1992, mostly in the U.S., with leadership positions in preclinical and clinical development, business development and licensing and marketing. Since 2003, Dr. Muehler developed and managed multiple medical companies in the U.S. Among them were 3TP LLC d/b/a CAD Sciences (White Plains, NY), a medical software company developing an imaging solution for early detection of breast and prostate cancer, and Cellectar Inc. (Madison, WI), a biotech company developing new cancer therapeutics and cancer imaging agents. Dr. Muehler was also President CEO of MicroMRI Inc. (Langhorne, PA), a medical device company developing solutions for improved osteoporosis diagnosis and therapy monitoring based on bone micro-architecture. He has been on the board of directors of multiple small medical technology companies. After moving to Munich in 2009, Dr. Muehler became managing director of the small healthcare private equity fund Palladius Healthcare GmbH (Munich, Germany), which acquired distressed medical technology companies. Thereafter, Dr. Muehler worked as interim manager and independent senior medical consultant with multiple assignments for clients in the pharmaceutical and medical device industries.

Glenn Whaley. Mr. Whaley joined Immunic as Principal Accounting Officer and Controller in December 2019. In April 2020, he was promoted to the position of Vice President Finance, Principal Financial and Accounting Officer. Mr. Whaley has more than 28 years of experience in Accounting and Finance roles. Prior to joining us, Mr. Whaley was Vice President of Finance at Pernix Therapeutics, a Branded and Generics Pharmaceutical Company, from March 2015 until May 2019. His responsibilities included Principal Financial and Accounting Officer, from November 2018 until May 2019, Principal Accounting Officer and Controller from December 2017 until November 2018 and Vice President of Financial Planning and Analysis from March 2015 until November 2017. Mr. Whaley was Vice President of Finance for Alvogen, Inc, a Global Pharmaceutical Company, from May 2011 until March 2015. His responsibilities included Vice President Finance of U.S. Operations from August 2013 to March 2015 and Global Corporate Controller from May 2011 to August 2013. Prior to Alvogen, Mr. Whaley served as Corporate Controller for ImClone Systems, a biopharmaceutical company dedicated to developing biologic medicines in the area of oncology, from January 2007 to May 2011 and Senior Director of Financial Reporting from January 2005 to December 2006. Prior to ImClone Systems, Mr. Whaley served in financial rolls at increasing levels of responsibility in public accounting and the pharmaceutical and telecommunications industries. Mr. Whaley holds a Bachelor of Science degree from Rutgers University Business School and is a Member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Biographical information for Dr. Daniel Vitt is set forth above in the section titled “Board of Directors and Corporate Governance.”

EXECUTIVE COMPENSATION

Processes and Procedures for Executive Compensation

Our compensation committee assists our board of directors in discharging its responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual executive incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Our nominating and governance committee has authority to review and recommend to the board compensation programs for our outside directors, although this role has been predominantly undertaken by our compensation committee, in consultation with members of our full board. Management generally does not have a role in the setting of director compensation. Our nominating and governance committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the nominating and governance committee as a whole.

From time to time, our compensation committee has engaged Aon Hewitt, an independent compensation consulting firm, to evaluate our levels and types of executive and director compensation and to recommend changes as appropriate. Among other objectives, Aon Hewitt has assisted the compensation committee in identifying a peer group of companies based on our current stage of development for the comparison of executive and director compensation, and has also provided to the compensation committee comparative data on executive and director compensation practices in our industry and general advice on our executive and director compensation programs. The compensation committee consults regularly with Aon Hewitt in connection with specific aspects of or questions relating to our executive and director compensation.

The compensation committee has the sole authority to approve the terms of any engagement of Aon Hewitt. Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our executive and director compensation programs, our board of directors and compensation committee ultimately make their own decisions about these matters.

The compensation committee has a policy that requires any compensation consultant retained by the committee to be independent of the Company and management. The compensation committee reviewed the independence of Aon Hewitt in light of this policy, SEC rules and Nasdaq listing standards regarding compensation consultants and concluded that Aon Hewitt’s work for the compensation committee does not raise any conflict of interest.

Summary Compensation Table

Our named executive officers for the year ended December 31, 2020 are Dr. Daniel Vitt, our Chief Executive Officer and President; Dr. Andreas Muehler, our Chief Medical Officer; and Glenn Whaley, our Principal Financial and Accounting Officer.

Name and Principal Position	Year	Salary ($)(2)	Option Awards ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Dr. Daniel Vitt	2020	380,909	708,600	—	228,545	—	1,318,054
Chief Executive Officer, President	2019	202,275	573,801	1,495,870	111,986	—	2,383,932

Dr. Duane Nash(4)	2020	231,139	1,837,157	—	131,500		2,199,796
Executive Chairman	2019	43,850	264,800	—	—	—	308,650

Dr. Andreas Muehler	2020	358,203	389,730	—	169,027	17,789	934,748
Chief Medical Officer	2019	177,772	353,137	1,495,870	79,434	11,858	2,118,072

Glenn Whaley	2020	310,833	360,110	—	177,345	—	848,288
Principal Financial and Accounting Officer	2019	24,583	74,118	—	—	—	98,701
(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC 718”) Compensation - Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 9 to our financial statements appearing at the end of this Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	Dr. Vitt received payment of his salary in Euros. Dr. Muehler received payment in both USD and Euros. An exchange rate of 1 Euro to 1.19 USD, based on the average exchange rate for 2020, was used to convert payment amounts in Euros for the table above.

(3)	For Dr. Muehler, represents a pension allowance.

(4)	For 2020, the amount in the “Salary” column represents combined compensation for service as Executive Chairman and the cash retainer payable for service on the Company’s board of directors. For 2020, the amount in the “Option Awards” column includes $126,133 related to an annual equity award for service on the board of directors. For 2019, represents compensation received for service on the board of directors.

Non-Equity Incentive Plan Compensation and Bonus

We offer our NEOs the opportunity to earn annual discretionary cash bonuses, as determined by our board of directors or the compensation committee annually at their discretion. Actual bonus amounts for our NEOs are determined by our compensation committee after consideration of Dr. Vitt’s recommendations (except with respect to his individual bonus). Our CEO makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2020, annual bonuses were based on such factors as the board of directors and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2020, as well as each individual NEO’s performance as it related to his area of responsibility.

In January 2021, the board approved a 110% bonus payout for 2020 to each of Dr. Vitt, Dr. Muehler, and Mr. Whaley. The bonuses were paid in January 2021.

Agreements With Our Named Executive Officers

Dr. Daniel Vitt

On September 4, 2019, Dr. Daniel Vitt and Immunic AG entered into an amendment to the Service Agreement (as amended, the “Amended Vitt Agreement”), dated September 29, 2016. Pursuant to the Amended Vitt Agreement, Dr. Vitt will continue to serve on the management board of Immunic AG until August 31, 2021. Dr. Vitt will receive an annual salary of EUR 360,000, to be paid in 12 monthly installments, and an annual bonus of 33% of his annual base salary upon achievement of certain targets.

In January 2021 and effective September 1, 2021, Dr. Vitt’s annual salary was increased to EUR 414,000, and his annual target bonus was increased to 45%.

Dr. Andreas Muehler

On September 4, 2019, Immunic AG entered into an amendment to the Service Agreement (as amended, the “Amended Muehler Agreement”), dated August 22, 2016, between Immunic AG and Dr. Andreas Muehler, our Company’s Chief Medical Officer. Pursuant to the Amended Muehler Agreement, Dr. Muehler will continue to serve on the management board of Immunic AG until August 31, 2021. Dr. Muehler will receive an annual salary of EUR 154,000, to be paid in 12 monthly installments, and an annual bonus of 30% of his annual base salary upon achievement of certain targets. In January 2021 and effective September 1, 2021, Dr. Muehler’s annual salary under the Amended Muehler Agreement was increased to EUR 177,100, and his annual target bonus was increased to 35%.

On September 4, 2019, Dr. Muehler also entered into a separate employment agreement (the “Muehler Employment Agreement”) with the Company. The Muehler Employment Agreement provides that Dr. Muehler will continue to serve as Chief Medical Officer until August 31, 2021, and will dedicate approximately 40% of his time to the affairs of the Company and approximately 60% of his time to the affairs of Immunic AG. The Muehler Employment Agreement provides for an annual salary of $180,000 USD and an annual bonus of at least 18% of his annual base salary upon achievement of certain targets. Dr. Muehler will also receive an inaugural equity award of an option to purchase 40,000 shares of Company common stock. Dr. Muehler is also eligible for reimbursement for certain expenses, and customary insurance and benefits programs of the Company. Effective September 1, 2020, Dr. Muehler’s annual salary was increased to $198,000. In January 2021 and effective September 1, 2021, Dr. Muehler’s annual base salary under the Muehler Employment Agreement was increased to $227,100 USD, and his yearly target bonus was increased to 35%.

If Dr. Muehler’s employment is terminated by the Company without Cause or by him for Good Reason (each as defined in the Muehler Employment Agreement), he is entitled to (i) twelve months’ base salary, (ii) any accrued but unpaid annual bonus for the fiscal year ended prior to termination, and (iii) reimbursement of certain COBRA premiums. Additionally, all of his outstanding equity awards will vest and become exercisable.

Glenn Whaley

On November 21, 2019, the Company and Glenn Whaley entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Whaley initially served as Principal Accounting Officer and Controller, and he was promoted in April 2020 to Vice President Finance, Principal Financial and Accounting Officer. The Offer Letter provides for an annual base salary of $295,000 and an annual bonus of 30% of annual base salary upon achievement of certain targets. Effective September 1, 2020, Mr. Whaley’s annual base salary was increased to $320,000. In January 2021 and effective September 1, 2021, Mr. Whaley’s annual base salary was increased to $390,000, and his yearly target bonus was increased to 35%.

Potential Payments Upon Termination or Change in Control

Dr. Vitt is entitled to severance of one year’s salary and a bonus upon (i) the conclusion of his term of service under the Amended Vitt Agreement, as such term may be amended or extended, or (ii) the termination of his service before August 31, 2021, in each case provided that such non-extension or termination is not due to serious cause.

Dr. Muehler is entitled to severance of one year’s salary and a bonus upon (i) the conclusion of his term of service under the Amended Muehler Agreement, as such term may be amended or extended, or (ii) the termination of his service before August 31, 2021, in each case provided that such non-extension or termination is not due to serious cause.

The equity awards granted to our NEOs provide for accelerated vesting in connection with a change in control in limited circumstances, as described below.

2019 Omnibus Equity Incentive Plan

Our 2019 Omnibus Equity Incentive Plan (the “Plan”) provides that in the event of a Corporate Transaction, as defined in the Plan, (i) with respect to unvested awards, unless such awards are assumed by the acquiring or succeeding corporation or replaced with equivalent awards, the administrator will cancel such awards or accelerate their vesting, and (ii) with respect to vested awards, the administrator may (a) allow grantees to exercise such awards within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding awards that remain unexercised upon consummation of the Corporate Transaction, or (b) cancel any or all of such outstanding awards in exchange for a payment equal to the amount that the grantee would have received.

In addition, pursuant to their stock option agreements, certain optionees, including our named executive officers who have awards under the Plan, are eligible for full vesting acceleration of their outstanding options in the event their service is terminated other than for cause.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2020

The following table sets forth certain information concerning outstanding equity for our named executive officers awarded at fiscal year-end December 31, 2020.

		OPTION AWARDS
Name	Vesting Commencement Date (1)	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Dr. Daniel Vitt	7/2/2020	—	80,000	12.30	7/2/2030
Chief Executive Officer, President	8/1/2019	21,672	43,328	13.29	8/1/2029

Dr. Duane Nash	10/22/2020	40,000	80,000	17.00	10/22/2030
Executive Chairman	7/2/2020	18,750	26,250	12.30	7/2/2030
	7/22/2019	19,417	10,542	13.63	7/22/2029

Glenn Whaley	7/2/2020	—	30,000	12.30	7/2/2030
Principal Financial and Accounting Officer	4/29/2020	—	15,000	8.84	4/29/2030
	12/1/2019	3,750	11,250	7.37	12/1/2029

Dr. Andreas Muehler	7/2/2020	—	44,000	12.30	7/2/2030
Chief Medical Officer	8/12/2019	3,344	6,656	13.34	8/12/2029
	8/1/2019	10,000	20,000	13.29	8/1/2029
(1)	All options vest 25% on the first anniversary of the vesting commencement date and then in monthly installments over the following 36 months.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers in the U.S. are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.” Our NEOs in Germany receive health benefits through the German national healthcare system.

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Currently, we do not make matching contributions into the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all matching contributions, if any, are deductible by us when made.

Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2020. All outstanding option awards relate to our common stock.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2019 Omnibus Equity Compensation Plan	1,117,160	$12.96	831,474
Assumed Vital Equity Compensation Plans	—	—	89,561
Equity compensation plans not approved by security holders:

Total	1,117,160		921,035
(1)	Our Plan provides for an annual increase in the number of shares available for issuance thereunder equal to 4% of our issued and outstanding common stock on a fully-diluted basis as of the end of the immediately preceding fiscal year (or such lesser number as our board of directors may determine).

Compensation Committee Report

The compensation committee (which, as of the date below, is composed of the undersigned directors) has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our board of directors that such information be included in this proxy statement.

The report of the compensation committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Immunic under the Securities Act or the Exchange Act, except to the extent Immunic specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

Tamar Howson, Chair

Dr. Jörg Neermann

Barclay Phillips

RELATED PERSON TRANSACTIONS

Related Person Transactions

On April 15, 2020, the compensation committee independently reviewed and approved entering into an employment agreement with Dr. Nash (the “Executive Chairman Agreement”) and pursuant to such approval, on April 17, 2020, the Company and Dr. Nash entered into the Executive Chairman Agreement. The Executive Chairman Agreement establishes an “at will” employment relationship pursuant to which Dr. Nash serves as Executive Chairman and contemplated a term that ends on October 15, 2020. On October 15, 2020, the Company and Dr. Nash entered into an addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2021. In connection therewith, the Company made a one-time award of 120,000 stock options to Dr. Nash, which began to vest monthly starting on November 15, 2020. All other terms of the employment agreement remained the same.

On April 15, 2021, the Company and Dr. Nash entered into a second addendum to the Executive Chairman Agreement, pursuant to which the term of the agreement was extended to April 15, 2022. In connection therewith, the Company made a one-time award of 90,000 stock options to Dr. Nash, which will vest monthly commencing on May 15, 2021, and increased Dr. Nash’s monthly base salary to $27,960 from $25,417.

Other than the Executive Chairman Agreement, since January 1, 2019, we have not been a party to any transactions in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related-Person Transactions Policy

We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by the board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related-person transaction may only be consummated if approved or ratified by the affirmative vote of seventy-five percent (75%) of our disinterested directors then in office in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee for review and recommendation for approval to our board of directors. In considering related-person transactions, our audit committee and board of directors take into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of March 15, 2021 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 21,168,240 shares of our common stock outstanding as of March 15, 2021.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before May 14, 2021 which is 60 days after March 15, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Immunic, Inc., 1200 Avenue of the Americas, Suite 200, New York, New York 10036. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Global Life Bioventure V S.à r.l.(1)	1,788,160	8.44%
LSP V Coöperatieve U.A(2)	2,162,782	10.22%
Fund+ N.V.(3)	1,371,494	6.48%
Roland Oetker(4)	1,064,578	5.03%
FMR LLC(5)	1,320,542	6.24%

Named Executive Officers and Directors:
Duane D. Nash, M.D., J.D.(6)	189,063	*
Tamar Howson(7)	33,041	*
Dr. Andreas Muehler(8)	311,989	1.47%
Dr. Jörg Neermann(9)	34,136	*
Dr. Vincent Ossipow(10)	21,636	*
Barclay Phillips(11)	31,933	*
Jan Van den Bossche(12)	34,136	*
Dr. Daniel Vitt(13)	391,319	1.85%
Glenn Whaley(14)	11,708	*

All directors and executive officers as a group and certain former named executive officers (9 people)	1,058,961	5.0%

* Less than 1%.

(1) Based on Schedule 13F filed on February 16, 2021 by Omega Fund Management, LLC. The address of Global Life Bioventure V S.à r.l. is 7 Rue d’Anvers, Floor 1, Luxembourg City, Luxembourg L-1130.

(2) Based on Schedule 13D filed on September 4, 2020. The address of LSP V Coöperatieve U.A is Johannes Vermeerplein 9, Amsterdam, Netherlands, 1071 DV

(3) Based on Schedule 13D filed on April 23, 2020. The address of Fund+ N.V. is Groot Begijnhof 60/001, Leuven, Belgium 3000.

(4) Based on Schedule 13G filed on February 19, 2021. The address of Roland Oetker is Bockumer Strasse 121, 40489 Duesseldorf, Germany.

(5) Based on Schedule 13G filed on February 8, 2021. The address of FRM LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6) Consists of 9,927 shares of common stock and 179,136 options to purchase shares of common stock.

(7) Consists of options to purchase shares of common stock.

(8) Consists of 10,006 shares of common stock held directly; 284,480 shares of common stock held through Xanomed UG (haftungsbeschränkt), an entity controlled by Dr. Muehler; and 17,509 options to purchase shares of common stock.

(9) Consists of options to purchase shares of common stock.

(10) Consists of options to purchase shares of common stock.

(11) Consists of options to purchase shares of common stock.

(12) Consists of options to purchase shares of common stock.

(13) Consists of 362,877 shares of common stock held through Listrax UG (haftungsbeschränkt), an entity controlled by Dr. Vitt, and 28,442 options to purchase shares of common stock.

(14) Consists of 2,000 shares of common stock and 9,078 options to purchase shares of common stock.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that other than as set forth below, all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2020.

Fiscal Year 2020 Annual Report

Our financial statements for our fiscal year ended December 31, 2020 are included in our 2020 annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2020 annual report are posted on our website at http://www.imux.com and at the website of SEC at www.sec.gov. You may also obtain a copy of our 2020 annual report without charge by sending a written request to Immunic, Inc., Attention: Investor Relations, 1200 Avenue of the Americas, Suite 200, New York, New York 10036, Attention: Investor Relations.

Company Website

We maintain a website at www.imux.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Immunic’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholder Proposals for Inclusion in Proxy Statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than the close of business on March 11, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200

New York, New York 10036

Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement

Our bylaws also establish an advance notice procedure for stockholders who wish to (i) present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement or (ii) nominate directors for election at an annual meeting of stockholders. In order to be properly brought before our 2022 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the corporate secretary at Immunic’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 10, 2022, and

•	not later than March 11, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary date of the 2021 annual meeting, then such written notice must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. Notices should be addressed to:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200

New York, New York 10036

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to our Board.”

*********

We know of no other matters to be submitted at the 2021 annual meeting. If any other matters properly come before the 2021 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2021 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

New York, New York
April 27, 2021

Appendix A - 2021 Employee Stock Purchase Plan

TABLE OF CONTENTS

Page

Article 1. Purpose and Effective Date	1
1.1 Effective Date	1
1.2 Purpose.	1
Article 2. Definitions	1
2.1 “Account”	1
2.2 “Administrator”	1
2.3 “Accumulation Period”	1
2.4 “Base Earnings”	1
2.5 “Board”	1
2.6 “Code”	1
2.7 “Cut-Off Date”	2
2.8 “Effective Date”	2
2.9 “Eligible Employee”	2
2.10 “Employee”	2
2.11 “Enrollment Date”	2
2.12 “Exchange Act”	2
2.13 “Fair Market Value”	2
2.14 “Participant”	2
2.15 “Participating Subsidiary”	2
2.16 “Plan”	2
2.17 “Purchase Date”	2
2.18 “Securities Act”	3
2.19 “Share”	3
2.20 “Subsidiary Corporation”	3
2.21 “Trading Day”	3
Article 3. Administration	3
3.1 Administrator.	3
3.2 Powers of the Committee.	3
3.3 Designation of Participating Subsidiaries	4
Article 4. Number of Shares	4
4.1 Number of Shares Issuable Under the Plan	4
4.2 Adjustments in Authorized Shares; Liquidation or Dissolution	4
Article 5. Eligibility Requirements	4
5.1 Eligibility	4
5.2 Ineligible Employees.	5
Article 6. Enrollment	5
6.1 Enrollment	5

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Article 7. Grant of Options on Enrollment	6
7.1 Option Grants	6
7.2 Option Term.	6
7.3 Restrictions on Option Grants.	6
Article 8. Payroll Deductions	7
8.1 Payroll Deduction Elections	7
8.2 Duration of Payroll Deductions	7
8.3 Unfunded Status of Payroll Deductions	7
8.4 Cancellation of Payroll Deduction Election	7
8.5 No Additional Contributions Permitted	7
Article 9. Purchase of Shares	8
9.1 Exercise of Options	8
9.2 Effect of Withdrawal from the Plan.	8
9.3 Option Exercise Price	8
9.4 Restrictions on Option Exercise	8
Article 10. Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death	8
10.1 Withdrawal from the Plan	8
10.2 Termination of Employment	9
10.3 Leave of Absence	9
10.4 Death	9
Article 11. Miscellaneous	10
11.1 Interest	10
11.2 Restrictions on Transfer	10
11.3 Administrative Assistance	10
11.4 Costs	10
11.5 Applicable Law	10
11.6 Amendment and Termination.	10
11.7 No Right of Employment	11
11.8 Requirements of Law	11
11.9 Gender	11
11.10 Military Service	11
11.11 Code Section 409A	11
11.12 Stockholder Approval	11
11.13 Certain Provisions Applicable to Employees Subject to Taxation in Germany	11

ii

IMMUNIC, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

Article 1.
Purpose and Effective Date

1.1                 Effective Date. The Board of Directors of Immunic, Inc., a Delaware corporation (the “Company”), adopted the 2021 Employee Stock Purchase Plan (the “Plan”) effective as of July 1, 2021 (the “Effective Date”).

1.2                 Purpose. The purpose of the Plan is to provide eligible employees of the Company or any Participating Subsidiary with an opportunity to purchase common stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1                 “Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article 8 of the Plan.

2.2                 “Administrator” means the Board or committee authorized to administer the Plan under Section 3.1.

2.3                 “Accumulation Period” means a period determined by the Administrator that is no longer than twenty-seven (27) months; provided that unless otherwise determined by the Administrator, each Accumulation Period shall consist of one year terms commencing on July 1 of the applicable year or such other date specified from time to time by the Administrator. The Administrator may modify or suspend Accumulation Periods at any time and from time to time.

2.4                 “Base Earnings” means regular salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to deductions for employee contributions to any employee benefit plans or arrangements, and excluding bonuses and other incentive pay, but including commissions. The Administrator, in its discretion, may establish a different definition of Base Earnings for any future Accumulation Period(s) prior to the commencement of such Accumulation Period.

2.5                 “Board” means the Board of Directors of the Company.

2.6                 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

1

2.7                 “Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.

2.8                 “Effective Date” means July 1, 2021.

2.9                 “Eligible Employee” means an Employee who is eligible to participate in the Plan in accordance with Article 5.

2.10             “Employee” means any common law employees of the Company or a Participating Subsidiary. “Employee” shall not include any individual classified by the Company or a Participating Subsidiary as either an independent contractor or an individual who provides services to the Company or Participating Subsidiary through another entity shall not be eligible to participate in this Plan during the period that the individual is so classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.

2.11             “Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after the Effective Date.

2.12             “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.13             “Fair Market Value” of a Share means the closing sales price of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date. Unless the Administrator determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

2.14             “Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article 6. A Participant shall remain a Participant until the applicable date set forth in Article 10.

2.15             “Participating Subsidiary” means a Subsidiary Corporation, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Administrator in accordance with Section 3.3 as covered by the Plan.

2.16             “Plan” means the Immunic, Inc. 2021 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

2.17             “Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article 9. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.

2

2.18             “Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.

2.19             “Share” means a share of common stock of the Company, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.20             “Subsidiary Corporation” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.21             “Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day NASDAQ is open for trading.

Article 3.
Administration

3.1                 Administrator.

(a)               The Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board, which may be the Board's Compensation Committee. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.

(b)               This Article 3 relating to the administration of the Plan may be amended by the Administrator from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws, rules or regulations of the United States or any applicable stock exchange, or to obtain any exemption under such laws, rules or regulations.

3.2                 Powers of the Committee.

(a)               If appointed under Section 3.1, the Administrator may select one of its members as chairman and may appoint a secretary. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Administrator shall be made by a majority of its members.

3

(b)               The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

3.3                 Designation of Participating Subsidiaries. The Administrator may designate from time to time which Subsidiary Corporations of the Company shall be Participating Subsidiaries.

Article 4.
Number of Shares

4.1                 Number of Shares Issuable Under the Plan.Subject to adjustment as provided in Section 4.2, the maximum number of Shares hereby reserved for delivery under the Plan shall be 200,000 Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.

4.2                 Adjustments in Authorized Shares; Liquidation or Dissolution. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Administrator shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.

Article 5.
Eligibility Requirements

5.1                 Eligibility. Except as provided in Section 5.2, each individual who is an Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article 6 as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

4

5.2                 Ineligible Employees.

(a)               Employees meeting any of the following restrictions are not eligible to participate in the Plan:

(i)                 Employees of the Company or a Subsidiary Corporation who are members of a collective bargaining unit whose benefits were the subject of good faith collective bargaining are excluded from participation in the Plan.

(ii)              Employees whose customary employment is 20 hours or less per week.

(iii)            Employees whose customary employment is for not more than 5 months in any calendar year.

(iv)             Employees of a Participating Subsidiary who are citizens or residents of a foreign jurisdiction (a “Foreign Employee”) if (i) the grant of an option under the Plan to such Foreign Employee is prohibited under the laws of such foreign jurisdiction or (ii) compliance the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(v)               Section 16 Officers may be restricted in their ability to acquire or sell Shares of common stock in order to comply with Section 16 of the Securities Exchange Act of 1934, as amended, in accordance with rules and procedures adopted by the Administrator.

(vi)             Employees of any Subsidiary Corporation that is not a Participating Subsidiary.

(b)               The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(c)               The provisions of Annex A will apply to Employees of any Eligible Employees who are German residents employed by a Subsidiary Corporation operating a business in Germany.

Article 6.
Enrollment

6.1                 Enrollment. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

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(a)               the end of the last payroll period with a payday in the Accumulation Period;

(b)               the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.4; and

(c)               the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article 10.

Article 7.
Grant of Options on Enrollment

7.1                 Option Grants. The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.

7.2                 Option Term. An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 9; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

7.3                 Restrictions on Option Grants.

(a)               Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the Shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(b)               No more than 25,000 Shares may be purchased by any Participant on the Purchase Date with respect to any Accumulation Period; provided, however, that the Administrator may specify with respect to any Accumulation Period: (i) a lower maximum aggregate number of Shares that may be purchased by any Participant on the Purchase Date, and/or (ii) a maximum number of Shares that may be purchased by all Participants on the Purchase Date.

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Article 8.
Payroll Deductions

8.1                 Payroll Deduction Elections. An Eligible Employee who files an enrollment form pursuant to Article 8 shall elect and authorize in such form to have deductions made from his or her Base Earnings on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate on such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 15% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).

8.2                 Duration of Payroll Deductions. Deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article 6. The amount of each deduction made for a Participant shall be credited to the Participant’s Account.

8.3                 Unfunded Status of Payroll Deductions. Prior to the time a Participant’s payroll deduction is used to purchase Shares as provided in Article 9 below, such amounts are considered general assets of the Company or Participating Subsidiary (as applicable) and, as such, are subject to the claims of the Company’s or Participating Subsidiary’s creditors in the event of insolvency or bankruptcy. The Company or Participating Subsidiary may use such funds for any corporate purpose, and the Company will not be obligated to segregate such funds from the Company’s or Participating Subsidiary’s general corporate funds and/or deposit such funds with an independent third party.

8.4                 Cancellation of Payroll Deduction Election. As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date in accordance with Section 9.1 and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article 6. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.

8.5                 No Additional Contributions Permitted. A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

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Article 9.
Purchase of Shares

9.1                 Exercise of Options. Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price. Unless otherwise determined by the Committee, any payroll deductions which are not sufficient to purchase a whole Share shall be retained in a Participant’s account for the subsequent Accumulation Period. Any other amounts in a Participant’s Account after a Purchase Date shall be returned to the Participant.

No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.

9.2                 Effect of Withdrawal from the Plan. A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.

9.3                 Option Exercise Price. The purchase price for each Share purchased under any option shall not be less than 85% of the lesser of (a) the Fair Market Value of a Share on the Purchase Date or (b) the Fair Market Value of a Share on the first Trading Day of the Accumulation Period. Notwithstanding the preceding, the Administrator may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the beginning of the Accumulation Period for which it is applicable and is not less than the exercise price described in the preceding sentence.

9.4                 Restrictions on Option Exercise. If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article 9, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1 or pursuant to any aggregate limit imposed by the Committee pursuant to Section 7.3(b)(ii), the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.

Article 10.
Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death

10.1             Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at any time prior to the first day of the calendar last month immediately preceding the Purchase Date for such Accumulation Period, or at such shorter time in advance of the Purchase Date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical, and the Participant’s payroll deductions shall cease as soon as administratively practical. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article 6. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article 6.

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10.2             Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the Participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article 5 or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practicable after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.

10.3             Leave of Absence. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed ninety (90) days. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 on the ninety-first (91st) day of such leave of absence.

10.4             Death. As soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form approved by the Administrator, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant’s spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant’s beneficiary, spouse, executor, administrator or other legal representative of the Participant’s estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant’s Account under the Plan.

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Article 11.
Miscellaneous

11.1             Interest. Interest or earnings will not be paid on any Employee Accounts.

11.2             Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.

11.3             Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.

11.4             Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.

11.5             Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

11.6             Amendment and Termination.

(a)               The Board or the Board's Compensation Committee may amend, alter or terminate the Plan at any time. Notwithstanding any provision hereunder to the contrary, no amendment which would amend or modify the Plan in a manner requiring stockholder approval under any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. The provisions of this Section 11.6 are in addition to, and not in lieu of, the authority of the Administrator to amend or modify the Plan under other provisions of the Plan.

(b)               If the Plan is terminated, the Administrator may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

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11.7             No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.

11.8             Requirements of Law. The making of payroll deductions and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan, Participants shall not be entitled to receive benefits under the Plan, and the Company (and any Subsidiary Corporation) shall not be obligated to deliver any Shares or deliver benefits to a Participant, if such delivery would constitute a violation by the Participant or the Company or any of its Subsidiary Corporations of any applicable law or regulation.

11.9             Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

11.10         Military Service. The Plan shall be administered in accordance with Section 14(u) of the Internal Revenue Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

11.11         Code Section 409A. Purchase rights granted hereunder are intended to be exempt from the application of Code Section 409A as a statutory option described in Section 423 of the Code and any ambiguities shall be construed and interpreted in accordance with such intent.

11.12         Stockholder Approval. All options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

11.13         Certain Provisions Applicable to Employees Subject to Taxation in Germany. Notwithstanding anything to the contrary in the Plan, the following provisions shall apply to Participants who are German residents employed with a Subsidiary Corporation operating a business in Germany:

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(a)               Required Withholding:

(i)                 The Committee in its sole discretion may provide that when taxes, including social security contributions (Sozialversicherungsbeiträge) are to be withheld in connection with the issuance of Shares, or upon payment of any other benefit or right under this Plan (the date on which such transfer of Shares or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Participant may elect to make payment for the withholding of German taxes, e.g. wage tax including social security contributions (Sozialversicherungsbeiträge), by one or a combination of the following methods to the Company or the Subsidiary Corporation that employed the Participant: (A) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an option or upon the transfer of Shares, through a broker-dealer to whom the Participant has submitted an irrevocable instructions to deliver promptly to the Company or the Subsidiary Corporation, the amount to be withheld); (B) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or (C) withholding from any compensation otherwise due to the Participant.

(ii)              The Committee in its sole discretion may provide that the maximum amount of tax withholding upon the issuance of Shares, to be satisfied by withholding Shares upon the transfer of Shares, pursuant to clause (i)(B) above shall not exceed the minimum amount of taxes, including social security contributions, required to be withheld under federal, state and local law. An election by a Participant under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Participant must deliver cash to satisfy all tax withholding requirements.

(b)               Participation in the Plan and the purchase of Shares does not result in the establishment of an employment relationship with the Company. Irrespective of in the Plan, the Subsidiary Corporation, namely Immunic AG or Immunic GmbH, shall remain the sole employing entity (“Employing Entity”) of the Participant. Participation in the Plan does constitute a component of remuneration under employment with the Employing Entity. Any actions undertaken by the Employing Entity or involvement of the Employing Entity in the administration of the Plan are performed in the name of the Company and/or the Committee and shall not be deemed to establish any claim against the Employing Entity for performance of the Plan. Thus, the Employing Entity shall not be held liable for proper performance of the Plan. Irrespective of any information provided or support delivered by the Employing Entity, the Employing Entity does not assume any obligation in the context of the Plan.

(c)               Participation in the Plan is governed by the laws of the State of Delaware, other than its laws respecting choice or conflicts of law rule or principles that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participant submits to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware.

(d)               Participation in the Plan is granted on an exclusively voluntary basis. Even if there is a repeated grant of rights and without express notification that the grant is paid voluntarily, no legal claim for future grants exists and further grants remain in the complete discretion of the Company.

(e)               Participation in the Plan requires the processing of personal data of the Participant as defined in and as may be subject to the provisions of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data and repealing Directive 95/46/EC (General Data Protection Regulation) and of the Federal Data Protection Act (Bundesdatenschutzgesetz) and other data protection legislation of the Federal Republic of Germany (together “Applicable Data Protection Laws”). The Company will process Participant’s personal data in strict compliance with Applicable Data Protection Laws. The Participant acknowledges that its consent may be required for such processing under Applicable Data Protection Laws and agrees that its participation in the Plan or any other rights hereunder is subject to the Participant providing and not withdrawing such consent.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

IMMUNIC, INC.

To Be Held On:

June 10, 2021

via live webcast at https://web.lumiagm.com/276702602 (password: immunic2021)

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/27/21.

Please visit http://www.astproxyportal.com/ast/22742/, where the following materials are available for view:

•	Notice of Annual Meeting of Stockholders

•	Proxy Statement

•	Form of Electronic Proxy Card

•	Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterial

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/276702602 (password: immunic2021) and be sure to have available the control number.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.	Election of Directors for a term expiring at the 2024 Annual Meeting of Shareholders	2.	Approval, by non-binding advisory vote, of the resolution approving named executive officer compensation.

	NOMINEES:	3.	Approval, by non-binding advisory vote, of the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation.
	Dr. Daniel Vitt
	Dr. Duane Nash	4.	Approval of the 2021 Employee Stock Purchase Plan.

		5.	Ratification of appointment of Baker Tilly Virchow Krause, LLP as independent auditors for fiscal year 2021.

		THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, FOR “THREE YEARS” FOR PROPOSAL 3, AND “FOR” PROPOSALS 4 AND 5.

	Please note that you cannot use this notice to vote by mail.